UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 23, 2022

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The NASDAQ Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2022, Bluejay Diagnostics, Inc. (the “Company”) entered into an employment agreement with Mr. Kenneth Fisher pursuant to which Mr. Fisher agreed to serve as Chief Financial Officer of the Company commencing on such date. The agreement provides for an initial annual salary of $275,000, which shall increase to $300,000 on January 1, 2023. Mr. Fisher may receive an annual bonus, provided that the final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. The targeted annual bonus is 40% of Mr. Fisher’s base salary, and is payable in a combination of cash and options to purchase Company common stock, as determined in the sole discretion of the Compensation Committee. Pursuant to the agreement, Mr. Fisher was granted a ten-year option to purchase 65,000 shares of common stock at an exercise price of $1.31 per share (the closing price of the Company’s common stock on the date of the agreement. Of the option grant, 5,000 shares were fully-vested on the date of grant and 60,000 shares will vest in three equal annual installments on the anniversary dates of the grant, provided Mr. Fisher is employed on each vesting date. If Mr. Fisher’s employment is terminated at our election without “cause” (as defined in the agreement), Mr. Fisher shall be entitled to receive severance payments equal to six months of Mr. Fisher’s base salary and he shall also receive a pro rata portion of the target annual bonus for such year.

Mr. Fisher, who is 43 years old, is an accomplished financial professional and Certified Public Accountant. From July 2010 to November 2021, he was Executive Vice President, Chief Financial Officer and Treasurer of Meridian Bancorp, Inc. and its subsidiary, East Boston Savings Bank (merged with Rockland Trust in November 2021). Prior to that, he served as Vice President and Treasurer at Beverly National Bank and as a senior auditor at Parent, McLaughlin & Nangle, CPAs (now Marcum LLP). He received his Bachelor’s Degree in Business Administration from the Isenberg School of Management at the University of Massachusetts at Amherst and is a graduate of the New England School for Financial Studies.

On March 23, 2022, the Company accepted the resignation of Mr. Gordon Kinder from his position as Chief Financial Officer effective immediately.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No. Description of Exhibit

Exhibit No.	Description of Exhibit
10.1	Employment Agreement between Bluejay Diagnostics, Inc. and Kenneth Fisher dated March 23, 2022
99.1	Bluejay Diagnostics, Inc. press release dated March 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluejay Diagnostics Inc.

By:	/s/ Kenneth Fisher
Kenneth Fisher
Chief Financial Officer

Dated: March 28, 2022

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By: /s/ Kenneth Fisher